Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-148125 on Form S-8 and in Registration Statement No. 333-151518 on Form F-3 of our reports dated April 26, 2013, relating to the consolidated financial statements and financial statement schedule of China Sunergy Co., Ltd, appearing in the Annual Report on Form 20-F of China Sunergy Co., Ltd., for the year ended December 31, 2012.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 26, 2013